UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2017

FIRST SAVINGS FINANCIAL GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Indiana	001-34155	37-1567871
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

501 East Lewis & Clark Parkway, Clarksville, Indiana	47129
(Address of Principal Executive Offices)	(Zip Code)

(812) 283-0724

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

The 2107 Annual Meeting of Shareholders of First Savings Financial Group, Inc. (the “Company”) was held on February 14, 2017. The final results of the vote on each matter submitted to a vote of shareholders are as follows:

1.	The following individuals were elected as directors of the Company, each to serve for a three-year term or until his successor is duly elected and qualified, by the following vote:

	For	Withhold	Broker Non-Votes

Michael F. Ludden	1,145,736	116,739	725,809
Larry W. Myers	1,145,682	116,793	725,809
L. Chris Fordyce	1,150,277	112,198	725,809

2.	The appointment of Monroe Shine & Co., Inc. to serve as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2017 was ratified by the following vote:

For	Against	Abstentions	Broker Non-Votes

1,908,980	79,304	0	0

3.	A resolution to approve the compensation of the Company’s named executive officers, as disclosed in the proxy statement, was approved by the following non-binding advisory vote:

For	Against	Abstentions	Broker Non-Votes

1,121,463	84,613	56,399	725,809

4.	The determination of the frequency of the shareholder vote to approve the compensation of the Company’s named executive officers was determined by the following non-binding advisory vote:

Every Year	Every Two Years	Every Three Years	Abstentions	Broker Non-Votes

1,132,569	32,747	38,430	58,729	725,809

Based on the above vote, the Company has determined to include a shareholder vote on the compensation of the Company’s named executive officers in its annual meeting proxy solicitation materials on an annual basis until the next required vote on the frequency of the shareholder vote on executive compensation, which will occur at the Company’s 2023 Annual Meeting of Shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST SAVINGS FINANCIAL GROUP, INC.

Date: February 15, 2017	By:	/s/ Anthony A. Schoen
Anthony A. Schoen
Chief Financial Officer